UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported):
December 31, 2008
___________________

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Aetrium notified Nasdaq on December 24, 2008 that it is in noncompliance with Nasdaq Rules 4350(c)(1) and Rule 4350(d)(2)(A) as a result of the resignation of Andrew J. Greenshields, one of Aetrium’s independent directors, as a director of Aetrium on December 19, 2008.  Due to the resignation, Aetrium’s board of directors no longer has a majority of independent directors and its audit committee currently consists of only two members. To continue to be eligible for listing of its securities on the Nasdaq Global Market, Nasdaq Marketplace Rules require a majority of the board of directors must be comprised of independent directors and Aetrium’s audit committee to consist of at least three members, all of whom are independent.  Aetrium intends to seek another qualified individual to serve as an independent director.

On December 31, 2008, Aetrium received a letter from the Nasdaq Listing Qualifications Department indicating that Aetrium was not in compliance with Nasdaq Marketplace
Rule 4350 with respect to audit committee and board composition requirements as a result of Mr. Greenshields’ resignation. On January 7, 2009, Aetrium issued a press release with respect to the foregoing in accordance with Nasdaq Marketplace Rules.  A copy of this press release is attached hereto as Exhibit 99.1.

Consistent with Marketplace Rules, Nasdaq has provided Aetrium a cure period in order to regain compliance until (i) the earlier of Aetrium’s next annual shareholders’ meeting or December 19, 2009, or (ii) if the next annual shareholders’ meeting is held before June 17, 2009, then Aetrium must evidence compliance no later than June 17, 2009.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued January 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:  /s/   Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer and Secretary

Dated:   January 7, 2009

AETRIUM INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
99.1	Press Release issued January 7, 2009	Filed herewith